Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of March 30, 2018 (herein referred to as this “Agreement”) is entered into by Alain Ghiai (the “Seller”), GlobeX Data, Inc. a Delaware corporation (“GlobeX US”), and GlobeX Data Ltd., a British Columbia corporation (the “Purchaser”).

WHEREAS:

A.	The Seller is the beneficial and registered holder of a total of 1,500 shares of common stock of GlobeX US (the “GlobeX US Shares”); and

B.	The Purchaser wishes to purchase from the Seller, and the Seller wish to sell to the Purchaser, the GlobeX US Shares upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. INTERPRETATION

(a)	Definitions. In this Agreement and in the Schedules hereto, unless specifically stated otherwise, and in addition to any of the defined terms set out in the preamble above, the following terms and expressions will have the following meanings:

(b)	“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, that Person.

(c)	“Closing” means the closing of the transactions contemplated in this Agreement.

(d)	“Closing Date” has the meaning set forth in Section 4.1.

(e)	“Closing Deadline” has the meaning set forth in Section 4.1.

(f)	“Consideration Shares” has the meaning set forth in Section 2.1.

(g)	“Encumbrances” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, escrow, right of way, easement, encroachment, servitude, pre-emptive right, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(h)	“GlobeX Canada Shares” means the common shares of the Purchaser, without par value.

(i)	“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of GlobeX US or the Purchaser (as the context may require).

(j)	“Material Adverse Change” shall mean any change that could reasonably be expected to result in a Material Adverse Effect.

(k)	“GlobeX US Shares” shares of common stock of GlobeX Data, Inc.

(l)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, limited partnership, limited liability partnership, joint stock company, government (or agency or subdivision thereof) or other entity of any kind.

(m)	“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any court, governmental body or arbitrator.

2. PURCHASE AND SALE OF GLOBEX US SHARES

2.1. Purchase and Sale of Principal Shares. At the Closing provided for in Section 3.1, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, 1,500 GlobeX US Shares and the Purchaser will issue 25,000,000 common shares of the Purchaser (the “Consideration Shares”).

3. CONDITIONS OF CLOSING

3.1. Conditions Precedent in Favor of the Seller. The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions precedent being met:

(a)	each of the respective representations and warranties of the Purchaser contained in this Agreement or in any other certificate or document delivered by the Purchaser to the Seller pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date;

(b)	between the date hereof and the Closing Date, there shall have been no Material Adverse Change in the affairs, assets, liabilities or financial condition of the Purchaser; and

(c)	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed.

3.2. Conditions Precedent in Favor of the Purchaser. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(a)	between the date hereof and the Closing Date, there shall have been no Material Adverse Change in the affairs, assets, liabilities or financial condition of GlobeX US;

(b)	each of the respective representations and warranties of the Seller and GlobeX US contained in this Agreement or in any other certificate or document delivered by the Seller or GlobeX US to the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date; and

(c)	all obligations, covenants and agreements of the Seller and GlobeX US required to be performed at or prior to the Closing Date shall have been performed

4. CLOSING ARRANGEMENTS

4.1. Closing. Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the parties hereto. The Closing Date shall be such date as is agreed upon by the parties hereto, but shall be no later than 5:00 PM (Pacific Time) on ___________ (the “Closing Deadline”). Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before the Closing Deadline, this Agreement shall automatically be terminated and of no further force.

4.2. Closing Deliveries of the Seller and GlobeX US. On or prior to the Closing Date, the Seller and GlobeX US shall deliver or cause to be delivered to the Purchaser with a copy of the central securities register of GlobeX US indicating that the GlobeX US Shares have been registered in the name of the Purchaser. At the Purchaser’s request GlobeX US shall provide a copy of a share certificate evidencing the Purchaser’s ownership of the GlobeX US Shares.

4.3. Closing Deliveries of the Purchaser. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller and GlobeX US with a copy of the central securities register of the Seller indicating that the Consideration Shares have been registered in the name of the Seller name of the Seller or their designate(s). At the Seller’s request the Purchaser shall provide a copy of a share certificate evidencing the Seller’s ownership of the Consideration Shares.

5. WARRANTIES, REPRESENTATIONS AND COVENANTS

5.1. Representations, Warranties and Covenants of GlobeX US and the Seller. The Seller and GlobeX US collectively represent, warrant and covenant to and with the Purchaser as follows, and acknowledge that the Purchaser is relying upon such representations, warranties and covenants in entering into this Agreement and the transactions contemplated hereby:

(a)	Subsidiaries of GlobeX US. GlobeX US does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not, prior to Closing, acquire, or agree to acquire, any subsidiary or other business without the prior written consent of the Purchaser.

(b)	Organization and Qualification of GlobeX US. GlobeX US is an entity duly incorporated or otherwise organized, validly existing and in good standing under laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. GlobeX US has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(c)	No Conflicts - GlobeX US. The execution, delivery and performance by GlobeX US of this Agreement, the sale and purchase of the GlobeX US Shares by the Seller to the Purchaser and the consummation by them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of GlobeX US’s certificate or articles of incorporation or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrances upon any of the properties or assets of GlobeX US, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a GlobeX US debt or otherwise) or other understanding to which GlobeX US is a party or by which any property or asset of GlobeX US is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which GlobeX US is subject (including federal and provincial securities laws and regulations), or by which any property or asset of GlobeX US is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)	Filings, Consents and Approvals - GlobeX US. GlobeX US is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, provincial, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by GlobeX US of the transactions contemplated by this Agreement.

(e)	Minute Books – GlobeX US. GlobeX US has delivered to the Purchaser true, accurate, correct and complete copies of each of the minute books of GlobeX US, including, but not limited to, the articles and other constating documents of GlobeX US, current as to the date hereof, and copies of the minutes of all meetings, all written consent resolutions passed by, the directors and shareholders of GlobeX US from the date of GlobeX US’s incorporation to the date hereof. The meetings of the shareholders and directors referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the Persons purporting to have signed the same.

(f)	Capitalization – GlobeX US. The authorized capital of GlobeX US consists of an unlimited number of Common shares of which 1,500 common shares, without par value (the “Outstanding GlobeX US Shares”) are, as of the date of this Agreement, issued and are outstanding. Each of the Outstanding GlobeX US Shares has been duly and validly issued, are fully paid and non-assessable and are free and clear of all Encumbrances other than restrictions on transfer as required under applicable securities laws or the constating documents of GlobeX US. Other than pursuant to this Agreement no Person has any agreement or option, including convertible securities, warrants, convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of GlobeX US. There are no shareholder agreements, voting agreements or other similar agreements with respect to GlobeX US’s capital stock to which GlobeX US or the Seller are a party. GlobeX US will not, without the prior written consent of the Purchaser, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any Person to subscribe for any unissued shares in the capital of GlobeX US, other than pursuant to this Agreement.

(g)	Authorization; Enforcement – Seller. This Agreement upon delivery will be, duly executed by the Seller and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(h)	No Conflicts - Seller. The execution, delivery and performance by the Seller of this Agreement the sale and purchase of the GlobeX US Shares by the Seller to the Purchaser and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrances upon any of the properties or assets of the Seller or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of the Seller or otherwise) or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and provincial securities laws and regulations), or by which any property or asset of the Seller is bound or affected; except in the case of each of clauses (i) and (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(i)	Filings, Consents and Approvals - Seller. The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller of the transactions contemplated by this Agreement.

(j)	Ownership of GlobeX US Shares. The Seller, holding 100% of the Outstanding GlobeX US Shares, is the sole legal and recorded owner of the GlobeX US Shares are the sole beneficial owners of the Outstanding GlobeX US Shares, with good and marketable title thereto, free and clear of all Encumbrances other than restrictions on transfer as required under applicable securities laws or the constating documents of GlobeX US.:

(k)	Reporting Issuer Status – GlobeX US. GlobeX US is not a “reporting issuer” under the securities laws of any jurisdiction in Canada or the U.S. and is not, to the best of GlobeX US’s and the Seller’s knowledge, after reasonable investigation, required to file periodic or other reports under the securities laws of any other applicable jurisdiction.

(l)	Books and Records – GlobeX US. GlobeX US keeps its books, records and accounting (including, without limitation, those kept for financial reporting and tax purposes) in sufficient detail to present fairly the transactions and dispositions of its assets, liabilities and equities. GlobeX US has not engaged in any transaction, maintained any bank account, or used any funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books, records and accounts of GlobeX US.

(m)	Litigation - GlobeX US. There is no current or pending Proceeding, and to the knowledge of GlobeX US and the Seller no Proceeding has been threatened, against or affecting GlobeX US or any of its properties or assets which (i) adversely affects or challenges the legality, validity or enforceability of any this Agreement or the GlobeX US Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect in relation to GlobeX US or the GlobeX US Shares. Neither GlobeX US, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under any applicable laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of GlobeX US or the Seller, there is no pending or contemplated, any investigation by any governmental authority involving GlobeX US or any current or former director or officer of GlobeX US. No provincial or foreign securities authority has issued any cease trade or similar order with respect to the GlobeX US Shares.

(n)	Litigation - Seller. There is no current or pending Proceeding, and to the knowledge of GlobeX US and the Seller no Proceeding has been threatened, against or affecting the Seller or any of their properties or assets which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the GlobeX US Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect in relation to GlobeX US or the GlobeX US Shares.

(o)	Compliance - GlobeX US. GlobeX US is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by GlobeX US under), nor has GlobeX US received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, provincial and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(p)	Regulatory Permits. GlobeX US possesses all certificates, authorizations and permits issued by the appropriate federal, provincial, local or foreign regulatory authorities necessary to carry on its business as currently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither GlobeX US nor the Seller have received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q)	Title to Assets. GlobeX US has good and marketable title in all personal property owned by it that is material to the business of GlobeX US, in each case free and clear of all Encumbrances, (i) any other Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by GlobeX US; and (ii) Encumbrances for the payment of federal, provincial, state or other taxes, for which appropriate reserves have been made therefor in accordance with International Financial Reporting Standards and the payment of which is neither delinquent nor subject to penalties. Any real or personal property and facilities held under lease by GlobeX US is held by GlobeX US under valid, subsisting and enforceable leases with which GlobeX US is in material compliance and/or mutually agreed upon arrangements have been reached with the landlord.

(r)	Transactions with Affiliates and Employees. None of the officers, directors or any Affiliate of GlobeX US or the Seller, and to the knowledge of GlobeX US and the Seller, none of the employees of GlobeX US or the Seller, is/are presently a party to any transaction with GlobeX US (other than, in the case of an employee, officer or director, for services as an employee, officer or director or via a corporation controlled by such officer or director) including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for the rental of real or personal property, to or from, providing for the borrowing of money to or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of GlobeX US and the Seller, any entity in which any officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee, stockholder, member or partner.

(s)	Solvency - GlobeX US. GlobeX US and the Seller have no knowledge of any facts or circumstances currently in existence which lead them to believe that GlobeX US will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within two years from the Closing Date.

(t)	Tax Status. For purposes of this Section 5.1(u), “taxes” shall mean any and all federal, provincial, state, local or foreign taxes, charges, levies, fees, imposts, duties or other assessments, including any interest, penalties and additions imposed thereon.

(i)	As of the date hereof, (A) GlobeX US has timely filed all tax returns in connection with any taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and (B) all such returns are true and correct in all material respects.

(ii)	GlobeX US has paid all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and have established an adequate reserve therefore on its balance sheet for those taxes not yet due and payable.

(iii)	GlobeX US is not presently under and have not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or any foreign or provincial taxing authority concerning any fiscal year or period ended prior to the date hereof.

(iv)	All taxes required to be withheld on or prior to the date hereof from employees for income taxes, social security taxes, unemployment taxes and other similar withholding taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(u)	Guarantees of Indebtedness. GlobeX US has not guaranteed any dividend, obligation or indebtedness of any other Person, nor has any other Person guaranteed any dividend, obligation or indebtedness of GlobeX US.

5.2. Reliance on Exemptions from Prospectus Requirements. The Seller acknowledges that:

(a)	No securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares.

(b)	There is no government or other insurance covering the Consideration Shares.

(c)	There are risks associated with the purchase of the Consideration Shares contemplated pursuant to the provisions of this Agreement.

(d)	There are restrictions on the Seller’s ability to resell the Consideration Shares and it is the responsibility of the Seller to find out what those restrictions are and to comply with them before selling the Consideration Shares.

(e)	The Purchaser has advised the Seller that the Purchaser is relying on an exemption from the requirements to provide the Seller with a prospectus and to sell Consideration Shares through a Person registered to sell securities under applicable Canadian securities laws and, as a consequence of acquiring the Consideration Shares pursuant to this exemption, certain protections, rights and remedies provided by the applicable Canadian securities laws, including statutory rights of rescission or damages, will not be available to the Seller.

(f)	Investment Risks. The Seller acknowledge that an investment in the Purchaser is highly speculative, and involves a high degree of risk as the Purchaser is in the early stages of developing its business, and that only Persons who can afford the loss of their entire investment should consider investing in the Purchaser. The Seller acknowledge that the Seller is able to fend for themselves, can bear the economic risk of the Seller’s investment, and has such knowledge and experience in financial or business matters such that the Seller is capable of evaluating the merits and risks of an investment in the Purchaser’s securities as contemplated in this Agreement.

(g)	Full Disclosure. The Seller believe that they have received all the information they consider necessary or appropriate for deciding whether to purchase the Consideration Shares as provided for in this Agreement. The Seller further represent that they have had an opportunity to ask questions and receive answers from the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser.

(h)	Acquisition of Consideration Shares as Principal. The Seller is purchasing the Consideration Shares hereunder as principal for the Seller’s own account and not for the benefit of any other Person, and the Seller is purchasing the Consideration Shares for investment purposes only and has no present intention of distributing or reselling the Consideration Shares.

5.3. Representations, warranties and covenants of the Purchaser. The Purchaser, hereby represents, warrants and covenants to and with GlobeX US and the Seller as follows, and acknowledges that GlobeX US and the Seller are each relying upon such representations, warranties covenants in entering into this Agreement and the transactions contemplated hereby:

(a)	Organization and Qualification of Purchaser. The Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under laws of the Province of British Columbia, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Purchaser is not in violation nor in default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke or limit or curtail such power and authority or qualification.

(b)	Authorization; Enforcement - Purchaser. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been, or prior to Closing will be, duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser, the board of directors of the Purchaser or the Purchaser’s stockholders in connection herewith or therewith. This Agreement upon delivery, will be, duly executed by the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)	No Conflicts - Purchaser. The execution, delivery and performance by the Purchaser of this Agreement, the sale and purchase of the GlobeX US Shares by the Seller to the Purchaser and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of the Purchaser or otherwise) or other understanding to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)	Filings, Consents and Approvals - Purchaser. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement.

(e)	Capitalization – Purchaser. The authorized capital of the Purchaser consists of an unlimited number of GlobeX Canada Shares and an unlimited number of preferred shares without par value.

(f)	Issuance of the Consideration Shares. The Consideration Shares are duly authorized and, when issued and paid for, the Consideration Shares will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances imposed by the Purchaser other than restrictions on transfer provided for under applicable securities laws.

(g)	Full Disclosure. The Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the GlobeX US Shares as provided for in this Agreement. The Purchaser further represents that it have had an opportunity to ask questions and receive answers from the Seller regarding the business, properties, prospects and financial condition of the Seller.

(h)	Reporting Issuer Status – GlobeX Canada. The Purchaser is not a “reporting issuer” under the securities laws of any jurisdiction in Canada and is not, to the best of the Purchaser’s knowledge, after reasonable investigation, required to file periodic or other reports under the securities laws of any other applicable jurisdiction.

6. RESALE RESTRICTIONS – CONSIDERATION SHARES

6.1. The Seller acknowledge that the Consideration Shares are being issued pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws and that, as a result, the Consideration Shares will be subject to restrictions on resale imposed by applicable Canadian securities laws.

7. ADDITIONAL COVENANTS OF THE PARTIES

7.1. Assistance with Securities Law Disclosures. GlobeX US and the Seller agree to provide the Purchaser, at the Purchaser’s expense, with such information regarding GlobeX US and the Seller as the Purchaser may reasonably request for the purpose of preparing such reports, schedules, forms, statements or other documents required to be filed, furnished or disclosed by the Purchaser with respect to, or in anticipation of Closing of, the transactions contemplated under this Agreement or under the provisions of applicable securities laws.

8. GENERAL PROVISIONS

(a)	Further Assurances. Each party to this Agreement shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

(b)	Joint and Several Liability of GlobeX US and Seller. The Purchaser may elect to recover from any one of GlobeX US or the Seller the full amount of any liability of GlobeX US or the Seller under this Agreement, and the Purchaser may bring a separate action against any one of GlobeX US or the Seller with respect to the full amount of any such liability.

(c)	Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including, but not limited to, any prior term sheet or letter of intent (including the LOI).

(d)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the first business date after transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Pacific Time), (b) the second business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto later than 5:30 p.m. (Pacific Time), (c) the date of delivery, if sent by Canadian nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below, provided that the parties hereto may change such address for notices and communications by providing the other parties hereto with notice in the form and manner set forth in this Section 8(d):

Alain Ghiai

MNP Tower

900-1021 West Hastings Street

Vancouver, BC V6E 0C3

Email: aghiai@digitalsafe.com

GlobeX Data, Inc.

Attn: Alain Ghiai

[insert U.S. address]

Email: aghiai@digitalsafe.com

GlobeX Data Ltd.

Attn: David K. Ryan

Two Bentall Centre

595 Burrard Street, Suite 1085

Box 201

Vancouver, BC V7X 1M8

Email: david.ryan@hotmail.com

with a copy to the following address:

O’Neill Law Corporation

704 - 595 Howe Street

Vancouver, BC V6C 2T5

Attention: Brian S.R. O’Neill

Fax: 604-687-6650

(e)	Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

(f)	Survival. All covenants, agreements, representations and warranties on the part of each of the parties, notwithstanding any investigations or enquiries made by any of the parties prior to the date hereof or the waiver of any condition by any of the parties, shall survive the Closing for a period of one (1) year.

(g)	Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

(h)	Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(i)	Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and permitted assigns, as the case may be. The parties to this Agreement may not assign this Agreement or any rights or obligations hereunder without the express written consent of each of the other parties hereto.

(j)	Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the parties hereto agree to submit to the jurisdiction of the courts of the Province of British Columbia with respect to any legal proceedings arising herefrom.

(k)	Time. Time is of the essence of this Agreement.

(l)	Headings. The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

(m)	Counterparts. This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

GLOBEX DATA LTD.

Per:
David K. Ryan, Director

GLOBEX DATA, INC.

Per:
Alain Ghiai, Director

ALAIN GHIAI